Exhibit 10.1

                           FIRST UNITED BANK AND TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    RECITALS:

         WHEREAS, The Employer hereby establishes the First United Bank and Trust Supplemental Executive Retirement Plan on the terms and conditions hereinafter set forth; and

         WHEREAS, The Plan is intended to qualify as a "top hat" plan maintained primarily for purposes of providing benefits for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

         NOW THEREFORE, the following shall constitute the Plan.

                                    ARTICLE I
                                     GENERAL

1.1 Purpose of the Plan. The purpose of this Plan is to reward certain management and highly compensated employees of the Employer who have contributed to the Employer's success and are expected to continue to contribute to such success in the future.

1.2 Plan Benefits Generally. Pursuant to the Plan, the Employer may provide to each Participant, such benefit as provided on the terms and conditions contained in the Participant's Participation Agreement.

1.3      Effective Date. The effective date of the Plan is November 1, 2001.

                                   ARTICLE II
                                   DEFINITIONS

2.1      Administrator.   Administrator   shall  mean  the  Corporate  Executive
         Committee as defined herein.

2.2 Beneficiary. Beneficiary means the person or persons designated by a Participant as his beneficiary hereunder in accordance with the provisions of Article V and subject to the Participation Agreement.

2.3      Board. Board means the Board of Directors of the Employer.

2.3a     Cause. See Section 4.2.

2.4 Change of Control. Change of Control shall mean the happening of any of the following:

                (a)      any person or entity, including a "group" as defined in
                         Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Employer or a wholly-owned subsidiary thereof or any employee benefit plan of the Employer or any Subsidiary, becomes the beneficial owner of the Employer's securities having 20% or more of the combined voting power of the then outstanding securities of the Employer that may be cast for the election of directors of the Employer (other than as a result of an issuance of securities initiated by the Employer in the ordinary course of business); or

                (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Employer or any successor corporation or entity entitled to vote generally in the election of the directors of the Employer or such other corporation or entity after such transaction are held in the aggregate by the holders of the Employer's securities entitled to vote generally in the election of directors of the Employer immediately prior to such transaction; or

                (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's stockholders, of each director of the Employer first elected during such period was approved by a vote of at least two-thirds of the directors of the Employer then still in office who were directors of the Employer at the beginning of any such period.

2.5 Corporate Executive Committee. For the initial Plan year, and for subsequent Plan Years until amended, the Corporate Executive Committee shall consist of those Board members elected annually.

2.6      Employer. First United Bank and Trust.

2.7 Executive. Executive means a management or highly compensated employee of the Employer designated by the Administrator as eligible to participate in the Plan.

2.8 Normal Retirement. Normal Retirement means termination of a Participant's employment with the Employer for any reason other than for Cause after such Participant has attained his Normal Retirement Age. If a Participant terminates employment with the Employer for any reason other than for Cause after becoming vested but before reaching his Normal Retirement Age, then he may take Normal Retirement upon reaching his Normal Retirement Age.

2.9      Normal   Retirement  Age.  Normal   Retirement  Age  means  the  normal
         retirement age set forth in the Participation Agreement.

2.10 Participant. Participant means any Executive who elects to participate in the Plan by entering into a Participation Agreement in accordance herewith. The Administrator may from time to time, in its sole discretion with or without cause, revoke a Participant's participation in the Plan upon ninety (90) days' written notice; provided, however, that such revocation shall not reduce any benefits to which the Participant may have already become entitled at the time of such revocation.

2.11 Participation Agreement. Participation Agreement means a written agreement between the Employer and a Participant, pursuant to which the Employer agrees to make SERP Benefit payments in accordance with the Plan. Each Participation Agreement shall contain such information, terms and conditions as the Administrator in its discretion may specify, including without limitation, the following:

                (a) the effective date of the Participant's participation in the Plan;

                (b)      the Participant's Normal Retirement Age;

                (c) the SERP Benefits to which the Participant is entitled under the Plan and, the form such benefits are to be paid in (i.e. installments or lump sum);

                (e)      the identity of the Participant's Beneficiary; and

                (f) any other provisions which alter or supplement the terms and conditions contained in the Plan.

2.12 Plan. Plan means the First United Bank and Trust Supplemental Executive Retirement Plan, as the same may be altered or supplemented in any validly executed Participation Agreement.

2.13 Plan Year. Plan Year means calendar year; January 1 through December 31, provided that the initial plan year shall be November 1, 2001, to December 31, 2001.

2.14     SERP. Supplemental Executive Retirement Plan of the Employer.

2.15     SERP Benefit. SERP Benefit means, with respect to each Participant,  an
         amount   determined   pursuant  to  Section  8  of  the   Participant's
         Participation Agreement, minus any offset amounts specified therein.

2.16 Vesting. The Participant's ownership rights in the SERP Benefit shall arise, or vest, with the occurrence of those conditions precedent to Vesting as contained in the Participation Agreement.

2.17 Years of Service. Years of Service shall have the meaning as set forth in the Participant's Participation Agreement.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1      Eligibility. The Administrator, in its sole discretion, shall from time
         to  time  determine  those   Executive(s)  who  shall  be  eligible  to
         participate in the Plan.

3.2 Participation. Each Executive who is eligible to participate in the Plan shall enroll in the Plan by entering into a Participation Agreement and completing such other forms and furnishing such other information as the Administrator may request. An Executive's participation in the Plan shall commence as of the date specified in the Participation Agreement.

                                   ARTICLE IV
                                    BENEFITS

4.1 SERP Benefit. Each Participant, subject to the terms and conditions of his Participation Agreement, shall become entitled to receive such SERP Benefit as set forth in the executed Participation Agreement.

4.2 No Benefits Payable Upon Termination for Cause. Notwithstanding anything herein to the contrary, no benefits shall be payable to any Participant who is terminated from his or her employment with the Employer for Cause, regardless of whether the Participant has attained Normal Retirement Age or is vested. For purposes hereof, a Participant whose employment is terminated for any of the following reasons shall be regarded as having been terminated for Cause:

                (a) engaging in willful or grossly negligent misconduct that is materially injurious to the Employer;

                (b) embezzlement or misappropriation of funds or property of the Employer;

                (c) conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony;

                (d) conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime;

                (e) failure or refusal by the Participant to devote full business time and attention to the performance of his or her duties and responsibilities if such breach has not been cured within fifteen (15) days after notice is given to the Participant; or

                (f) issuance of a final non-appealable order or other direction by a Federal or state regulatory agency prohibiting the Participant's employment in the business of banking.

                                    ARTICLE V
                                  BENEFICIARIES

5.1 Beneficiary. The Participant's executed Participation Agreement shall dictate the Participant's rights and responsibilities regarding the Participant's Beneficiary(s).

                                   ARTICLE VI
                               Plan Administration

6.1      Administration.

                (a)      General.   The  Plan  shall  be   administered  by  the
                         -------
                         Administrator. The Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. The Administrator's determination of the rights of any employee or former employee hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Article 7 hereof.

                (b)      Delegation of Duties.  The  Administrator  may delegate
                         --------------------
                         any of its administrative  duties,  including,  without
                         limitation, duties with respect to the processing, review, investigation, approval and payment of benefits payable hereunder, to a named administrator or administrators.

6.2 Regulations. The Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Administrator shall, subject only to the claims procedure outlined in
         Article 7 hereof, be final and binding on all persons.

6.3 Revocability of Administrator/Employer Action. Any action taken by the Administrator with respect to the rights or benefits under the Plan of any employee or former employee shall be revocable by the Administrator or the Employer as to payments not yet made to such person. Acceptance of any benefits under the Plan constitutes acceptance of, and agreement to, the Administrator's or the Employer's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to such person.

6.4 Amendment. The Board may at any time amend any or all of the provisions of this Plan. Any amendment shall be in the form of a written instrument executed by an officer of the Employer pursuant to a resolution adopted by the Board. Subject to the foregoing provisions of this Section 6.4, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding the preceding, no amendment shall reduce any vested benefits which the Participant has already become entitled to at the time of the amendment, including benefits to which the Participant became entitled due to a Change of Control.

6.5 Termination. The Board, in its discretion, may terminate this Plan at any time and for any reason whatsoever, except that no such termination may (i) reduce the amount of the Participant's vested benefit as of the date of such termination, including benefits to which the Participant became entitled due to a Change of Control or (ii) change the time or form of distribution of the amount of the Participant's benefit as of the date of such termination, without the prior written consent of such Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Employer pursuant to a resolution adopted by the Board. Subject to the foregoing provisions of this Section 6.5, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

6.6 Withholding. The Employer shall deduct from any distributions hereunder any taxes or other amounts required by law to be withheld therefrom.

                                   Article VII
                              Claims Administration

7.1 General. If a Participant, Beneficiary, or Participant's representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, Beneficiary, or Participant's representative desires to dispute the decision of the Administrator, he must file a written notification of his claim with the Administrator.

7.2 Claim Review. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice within 90 days after receipt of the claim (which period may be extended for 90 days for special circumstances) setting forth:

                (a)      the specific reason or reasons for denial of the claim;

                (b) a specific reference to the Plan provisions on which the denial is based;

                (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (d) an explanation of the provisions of this Article appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his claim for review.

7.3 Right of Appeal. A claimant who has a claim denied under Section 7.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial. A claimant or his duly authorized representative may
         (i) request a review upon written application to the Plan; (ii) review pertinent documents; and (iii) submit issues and comments in writing.

7.4 Review of Appeal. Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator believes such a hearing is necessary. After consideration of the merits of the appeal the Administrator shall issue a written decision, which shall be binding on all parties subject to Section 7.6 below. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

7.5 Designation. The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Administrator. The Administrator:

                (a) is expressly empowered to interpret the Plan and to determine all questions arising in the administration, interpretation, and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the
                         Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator;

                (b) shall not be liable for any actions by it hereunder unless due to its own gross negligence or willful misconduct; and

                (c) shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, except any breach of duty to the Participants or Beneficiaries.

8.2 No Assignment. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

8.3 No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or Beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

8.4 Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another individual for the Participant's benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator, the Trustee, and their representatives.

8.5 Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer or Administrator incident to such proceeding or litigation shall be charged against the SERP Benefit of the affected Participant.

8.6 No Liability. No liability shall attach to or be incurred by any employee of the Employer or Administrator individually under or by reason of the terms, conditions, and provisions contained in this Plan, or for the acts or decisions taken or made hereunder or in connection therewith; and, as a condition precedent to the establishment of this Plan or the receipt of benefits hereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

8.7 Expenses. Except as otherwise provided in the Plan, all expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

8.8 Amendment and Termination. Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend, or terminate this Plan. Notwithstanding the preceding, no amendment shall reduce any vested benefits which the Participant has already become entitled to at the time of the amendment, including benefits to which the Participant became entitled to due to a Change of Control.

8.9 Employer Determinations. Any determinations, actions, or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups, or organizations that have been properly delegated by the Board to make such determination or decision.

8.10 Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

8.11 Governing Law. To the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Maryland, without regard to any principles of conflicts of law of such State.

8.12 Severability. Should any provision of the Plan or any regulations adopted hereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

8.13 Headings. The headings contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

8.14 Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

8.15 Ownership of Assets; Relationship with Employer. Participants shall have no right, title or interest whatsoever in or to any assets or amounts which are used to pay benefits under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Employer.

8.16 Deposits in Trust. The Employer may, at its sole discretion, establish with a corporate trustee a grantor rabbi trust under which all or a portion of the assets of the Plan are to be held, administered and managed. The trust agreement evidencing the trust shall conform with the terms of Revenue Procedure 92-64. The trust may be a springing trust. The Employer in its sole discretion may make deposits to augment the principal of such trust.

8.17 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.


Executed this 1st day of November, 2001.


FIRST UNITED BANK AND TRUST


By: /s/ William B. Grant
    -------------------------------------



Title: Chairman & CEO
       ----------------------------------


ATTESTED:


By: _____________________________________


Title: __________________________________